Exhibit 32

                         Section 1350 Certifications


         In connection with the Annual Report of TrustCo Bank Corp NY (the "Company") on Form 10-K for the period ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certifies pursuant to 18 U.S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that :

     1. The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                           /s/ Robert J. McCormick
                           -----------------------
                           Robert J. McCormick
                           President and Chief Executive Officer


                           /s/ Robert T. Cushing
                           ---------------------
                           Robert T. Cushing
                           Executive Vice President and
                           Chief Financial Officer


February 27, 2007